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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2007

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515 (Commission File Number)	25-0484900 (IRS Employer Identification No.)
707 17th Street, Suite 3600, Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

303.812.1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

  Filing of Amendment No. 3 to Form S-4 Registration Statement

        Previously, on April 18, 2007, Forest Oil Corporation ("Forest") filed Amendment No. 2 to the Form S-4 Registration Statement (the "Form S-4") with the Securities and Exchange Commission (the "SEC"), including a joint proxy statement/prospectus in furtherance of its pending merger transaction with The Houston Exploration Company ("Houston Exploration"). On April 30, 2007, Forest filed Amendment No. 3 ("Amendment No. 3") to the Form S-4. The Form S-4 contains information about Forest, Houston Exploration, the merger, and the combined operations of Forest following the merger, assuming the approval of the issuance of shares of Forest common stock in the merger by Forest shareholders, the approval of the merger by the Houston Exploration stockholders, and the satisfaction or waiver of the other conditions to the merger. Amendment No. 3 includes updated information, including information that may not have been previously made publicly available by Forest.

        The updated information contained in Amendment No. 3 includes information relating to the record date for each of the Forest special meeting and the Houston Exploration special meeting and the date of the special meetings, updated comparative per share information, and updated risk factors relating to the merger. In addition, Forest filed additional exhibits with Amendment No. 3. The foregoing information appears in the following sections in Amendment No. 3:

  "Unaudited Comparative Per Share Data"
  "Risk Factors—Risk Factors Relating to the Merger"
  "The Forest Special Meeting"
  "The Houston Exploration Special Meeting"
  Exhibit Index

        The foregoing summary is not a substitute for Amendment No. 3 to the S-4 filed with the SEC in connection with the proposed merger, or the joint proxy statement/prospectus. The Form S-4 has not yet been declared effective by the SEC. Investors are urged to read the joint proxy statement/prospectus, which contains important information, including detailed risk factors, when it becomes available. The joint proxy statement/prospectus and other documents that will be filed by Forest and Houston Exploration with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request to Forest Oil Corporation, 707 17th Street, Suite 3600, Denver, CO 80202, Attention: Investor Relations; or by directing a request to The Houston Exploration Company, 1100 Louisiana Street, Suite 2000, Houston, TX 77002, Attention: Investor Relations.

        Forest, Houston Exploration, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation is set forth in the proxy statement/prospectus-information statement.

        The information furnished in this Current Report under the heading "Item 7.01 Regulation FD Disclosure" shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

        Forest has scheduled a special meeting of shareholders on June 5, 2007, at 10:00 a.m. Denver time, at Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, to (1) consider and vote on the proposal to approve the issuance of additional shares of Forest common stock pursuant to the Agreement and Plan of Merger, dated as of January 7, 2007, by and among Forest, MJCO Corporation, a Delaware corporation and a wholly owned subsidiary of Forest, and Houston

Exploration, as the Agreement may be amended from time to time; (2) to consider and vote upon the proposal to approve the adoption of the Forest 2007 Stock Incentive Plan; and (3) to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Only Forest shareholders of record at the close of business on April 30, 2007, the record date for the Forest special meeting, are entitled to notice of, and to vote at, the Forest special meeting and any adjournments or postponements of the Forest special meeting.

Item 9.01. Financial Statements and Exhibits.

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: April 30, 2007	By	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel and Secretary

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  Item 7.01. Regulation FD Disclosure.
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES